UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________________________________________________________

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NETS Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)
50 South LaSalle Street, Chicago, Illinois (Address of principal executive offices)	60603 (Zip Code)

Securities to be registered pursuant to

Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:	(I.R.S. Employer Identification No.)
NETS™ S&P/ASX 200 Index Fund (Australia)	American Stock Exchange, LLC	26-1752349
NETS™ DAX® Index Fund (Germany)	American Stock Exchange, LLC	26-1752050
NETS™ S&P/MIB Index Fund (Italy)	American Stock Exchange, LLC	26-1854822
NETS™ FTSE Bursa Malaysia 100 Index Fund	American Stock Exchange, LLC	26-1854623
NETS™ RTS Index Fund (Russia)	American Stock Exchange, LLC	26-1865894
NETS™ FTSE Singapore Straits Times Index Fund	American Stock Exchange, LLC	26-1854610
NETS™ FTSE/JSE Top 40 Index Fund (South Africa)	American Stock Exchange, LLC	26-1854601
NETS™ FTSE SET Large Cap Index Fund (Thailand)	American Stock Exchange, LLC	26-1855437
NETS™ FTSE 100 Index Fund (United Kingdom)	American Stock Exchange, LLC	26-1757265

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-147077.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Registration Statement on Form 8-A/A amends the Registration Statement on Form 8-A of NETS Trust dated March 14, 2008 and filed with the Securities and Exchange Commission on March 17, 2008, by changing the name of the FTSE SET 30 Index Fund (Thailand) to the FTSE SET Large Cap Index Fund (Thailand). No other portion of the report on Form 8-A as originally filed is being modified by this amendment.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.0001 par value, of NETS Trust (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147077; 811-22140), as filed on March 14, 2008 (“Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a) to the Trust’s Registration Statement, and incorporated herein by reference.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147077; 811-22140), as filed on February 13, 2008, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NETS TRUST

Date: May 7, 2008	By: /s/ Peter K. Ewing
Name: Peter K. Ewing
Title: Vice President